Exhibit 10.30


July 14, 2008


Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Ladies and Gentlemen:

We are the former independent registered public accounting firm for Stem Cell Therapy International, Inc. (the "Company"). We have read the Company's disclosure set forth in Item 9 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" of the Company's Annual Form 10-KSB dated July 14, 2008 (the "Annual Report") and are in agreement with the disclosure in the Annual Report, insofar as it pertains to our firm.

Sincerely,



/s/ Aidman, Piser & Company, P.A.
Aidman, Piser & Company, P.A.